Financial Highlights S-1 Consolidated Balance Sheets S-2 Consolidated Statements of Comprehensive Income S-3 Consolidated Statements of Funds from Operations S-4 Owned Properties Results of Operations S-5 Same Store Owned Properties Operating Expenses S-6 Seasonality of Operations S-7 Owned Development Update S-8 Presale Development Update S-9 Third-Party Development Update S-10 Management Services Update S-11 Capital Structure S-12 Interest Coverage S-13 Capital Allocation – Long Term Funding Plan S-14 2018 Outlook - Summary S-15 2018 Outlook - Detail S-16 Detail of Property Groupings S-18 Definitions S-19 Investor Information S-21 Table of Contents Q1 Supplemental Package APRIL 23, 2018

Financial Highlights ($ in thousands, except share and per share data) S-1 Operating Data Three Months Ended March 31, 2018 2017 $ Change % Change Total revenues $ 220,409 $ 192,938 $ 27,471 14.2% Operating income 50,406 49,219 1,187 2.4% Net income attributable to ACC 25,927 34,050 (8,123) (23.9%) Net income per share - basic 0.19 0.25 Net income per share - diluted 0.18 0.25 Funds From Operations ("FFO")1 89,827 85,967 3,860 4.5% FFO per share - diluted1 0.65 0.64 0.01 1.6% Funds From Operations - Modified ("FFOM")1 85,788 83,180 2,608 3.1% FFOM per share - diluted1 0.62 0.62 — —% Market Capitalization and Unsecured Notes Covenants2 March 31, 2018 December 31, 2017 Debt to total market capitalization 37.0% 34.8% Net debt to EBITDA3 7.0x 6.8x Unencumbered asset value to total asset value 83.5% 83.7% Total debt to total asset value 38.6% 38.0% Secured debt to total asset value 8.2% 8.2% Unencumbered asset value to unsecured debt 275.2% 280.1% Interest coverage3 4.4x 4.2x 1. Refer to page S-4 for a reconciliation to net income, the most directly comparable GAAP measure. 2. Refer to the definitions outlined on pages S-19 and S-20 for detailed definitions of terms appearing on this page. 3. Refer to calculations on page S-13, including a reconciliation to net income and interest expense, the most directly comparable GAAP measures.

Consolidated Balance Sheets ($ in thousands) S-2 March 31, 2018 December 31, 2017 (unaudited) Assets Investments in real estate: Owned properties, net $ 6,543,564 $ 6,450,364 On-campus participating properties, net 81,008 81,804 Investments in real estate, net 6,624,572 6,532,168 Cash and cash equivalents 55,502 41,182 Restricted cash 28,485 23,590 Student contracts receivable, net 9,726 9,170 Other assets1 288,667 291,260 Total assets $ 7,006,952 $ 6,897,370 Liabilities and equity Liabilities: Secured mortgage, construction and bond debt, net $ 682,295 $ 664,020 Unsecured notes, net 1,586,501 1,585,855 Unsecured term loans, net 647,414 647,044 Unsecured revolving credit facility 218,000 127,600 Accounts payable and accrued expenses 52,932 53,741 Other liabilities1 212,754 187,983 Total liabilities 3,399,896 3,266,243 Redeemable noncontrolling interests 126,999 132,169 Equity: American Campus Communities, Inc. and Subsidiaries stockholders' equity: Common stock 1,366 1,364 Additional paid in capital 4,332,471 4,326,910 Common stock held in rabbi trust (2,817) (2,944) Accumulated earnings and dividends (872,281) (837,644) Accumulated other comprehensive loss (2,236) (2,701) Total American Campus Communities, Inc. and 3,456,503 3,484,985Subsidiaries stockholders' equity Noncontrolling interests - partially owned properties 23,554 13,973 Total equity 3,480,057 3,498,958 Total liabilities and equity $ 7,006,952 $ 6,897,370 1. For purposes of calculating net asset value at March 31, 2018, the company excludes other assets of approximately $7.3 million related to net deferred financing costs on its revolving credit facility and the net value of in-place leases and other liabilities of approximately $47.3 million related to deferred revenue and fee income.

Consolidated Statements of Comprehensive Income

(Unaudited, $ in thousands, except share and per share data)

	Three Months Ended March 31,		
	2018	2017	$ Change
Revenues			
Owned properties	$ 205,532	$ 178,831	$ 26,701
On-campus participating properties	10,443	10,158	285
Third-party development services	846	456	390
Third-party management services	2,731	2,614	117
Resident services	857	879	(22)
Total revenues	220,409	192,938	27,471
Operating expenses			
Owned properties	88,060	74,957	13,103
On-campus participating properties	3,425	3,265	160
Third-party development and management services	4,198	4,083	115
General and administrative[1]	6,699	6,734	(35)
Depreciation and amortization	64,779	52,323	12,456
Ground/facility leases	2,842	2,357	485
Total operating expenses	170,003	143,719	26,284
Operating income	50,406	49,219	1,187
Nonoperating income and (expenses)			
Interest income	1,223	1,232	(9)
Interest expense	(23,684)	(14,717)	(8,967)
Amortization of deferred financing costs	(1,414)	(1,028)	(386)
Total nonoperating expense	(23,875)	(14,513)	(9,362)
Income before income taxes	26,531	34,706	(8,175)
Income tax provision	(281)	(257)	(24)
Net income	26,250	34,449	(8,199)
Net income attributable to noncontrolling interests	(323)	(399)	76
Net income attributable to ACC, Inc. and Subsidiaries common stockholders	$ 25,927	$ 34,050	$ (8,123)
Other comprehensive income			
Change in fair value of interest rate swaps and other	465	484	(19)
Comprehensive income	$ 26,392	$ 34,534	$ (8,142)
Net income per share attributable to ACC, Inc. and Subsidiaries common stockholders			
Basic	$ 0.19	$ 0.25	
Diluted	$ 0.18	$ 0.25	
Weighted-average common shares outstanding			
Basic	136,525,557	133,052,444	
Diluted	137,499,963	133,986,322	

1. The three months ended March 31, 2017 include $1.1 million of contractual executive separation and retirement charges incurred in the first quarter of 2017 with regard to the retirement of the company's former Chief Financial Officer.

S-3

Consolidated Statements of Funds from Operations

(Unaudited, $ in thousands, except share and per share data)

	Three Months Ended March 31,		
	2018	2017	$ Change
Net income attributable to ACC, Inc. and Subsidiaries common stockholders	$ 25,927	$ 34,050	$ (8,123)
Noncontrolling interests	322	399	(77)
Real estate related depreciation and amortization	63,578	51,518	12,060
Funds from operations ("FFO") attributable to common stockholders and OP unitholders	**89,827**	**85,967**	**3,860**
Elimination of operations of on-campus participating properties			
Net income from on-campus participating properties	(3,369)	(3,247)	(122)
Amortization of investment in on-campus participating properties	(1,942)	(1,860)	(82)
	84,516	80,860	3,656
Modifications to reflect operational performance of on-campus participating properties			
Our share of net cashflow[1]	795	757	38
Management fees	477	468	9
Contribution from on-campus participating properties	1,272	1,225	47
Contractual executive separation and retirement charges[2]	—	1,095	(1,095)
Funds from operations-modified ("FFOM") attributable to common stockholders and OP unitholders	**$ 85,788**	**$ 83,180**	**$ 2,608**
FFO per share - diluted	**$ 0.65**	**$ 0.64**	
FFOM per share - diluted	**$ 0.62**	**$ 0.62**	
Weighted-average common shares outstanding - diluted	**138,534,412**	**135,092,966**	

1. 50% of the properties' net cash available for distribution after payment of operating expenses, debt service (including repayment of principal) and capital expenditures which is included in ground/facility leases expense in the consolidated statements of comprehensive income (refer to page S-3).
2. Represents contractual executive separation and retirement charges incurred in the first quarter of 2017 with regard to the retirement of the company's former Chief Financial Officer.

S-4

Owned Properties Results of Operations
($ in thousands)

	Three Months Ended March 31,			
	2018	2017	$ Change	% Change
Owned properties revenues				
Same store properties	$ 181,137	$ 177,731	$ 3,406	1.9%
New properties	24,503	87	24,416	
Sold and held for sale properties[1]	749	1,892	(1,143)	
Total revenues[2]	**$ 206,389**	**$ 179,710**	**$ 26,679**	**14.8%**
Owned properties operating expenses				
Same store properties[3 4]	$ 76,689	$ 73,401	$ 3,288	4.5%
New properties	10,804	250	10,554	
Sold and held for sale properties[1 5]	567	1,306	(739)	
Total operating expenses	**$ 88,060**	**$ 74,957**	**$ 13,103**	**17.5%**
Owned properties net operating income				
Same store properties[4]	$ 104,448	$ 104,330	$ 118	0.1%
New properties	13,699	(163)	13,862	
Sold and held for sale properties[1]	182	586	(404)	
Total net operating income	**$ 118,329**	**$ 104,753**	**$ 13,576**	**13.0%**

Note: The same store grouping above represents properties owned and operating for both of the entire years ended December 31, 2018 and 2017, which are not conducting or planning to conduct substantial development, redevelopment, or repositioning activities, and are not classified as held for sale as of March 31, 2018. Refer to page S-18 for detail of our same store groupings.

1. Includes one property sold in 2017, and one property currently in receivership that is in the process of being transferred to the lender in settlement of the property's $27.4 million mortgage loan that matured in August 2017.
2. Includes revenues that are reflected as Resident Services Revenue on the accompanying consolidated statements of comprehensive income.
3. Refer to page S-6 for detail of same store operating expenses.
4. Excluding expenses of approximately $0.5 million related to excessive winter storms, same store operating expenses would have increased by only 3.8% and same store NOI would have increased by 0.6%.
5. Does not include the allocation of payroll and other administrative costs related to corporate management and oversight.

S-5

Same Store Owned Properties Operating Expenses

($ in thousands, except per bed amounts)

	Three Months Ended March 31,						
	2018				2017		
	Total	Per Bed	% Change From Prior Year	% of Total Operating Expenses	Total	Per Bed	% of Total Operating Expenses
Property taxes[1]	$ 18,306	$ 235	8.5%	24%	$ 16,870	$ 217	23%
Utilities[2 3]	17,384	224	4.6%	23%	16,612	214	22%
General & administrative and other[4]	16,179	208	1.3%	21%	15,964	205	22%
Payroll[5]	14,551	187	0.7%	19%	14,444	186	20%
Repairs and maintenance[6 3]	5,221	67	8.5%	7%	4,811	62	7%
Marketing[7]	3,303	43	12.0%	4%	2,948	38	4%
Insurance	1,745	22	(0.4%)	2%	1,752	22	2%
Total same store owned operating expenses[3]	**$ 76,689**	**$ 986**	**4.5%**	**100%**	**$ 73,401**	**$ 944**	**100%**
Same store owned beds	**77,771**						

Note: The same store grouping above represents properties owned and operating for both of the entire years ended December 31, 2018 and 2017, which are not conducting or planning to conduct substantial development, redevelopment, or repositioning activities, and are not classified as held for sale as of March 31, 2018. Refer to page S-18 for detail of our same store groupings.

1. The increase over the prior year is primarily due to additional property tax expense resulting from higher property tax assessments in various markets, and increases related to 2016 development deliveries that were assessed at full value for the first time.
2. Represents gross expenses prior to any recoveries from tenants, which are reflected in owned properties revenues.
3. The increase over the prior year is primarily due to $0.5 million of higher than expected costs related to excessive winter storms. Excluding these costs, same store repairs and maintenance and utilities expenses would have increased by only 0.1% and 4.0%, respectively, and total same store owned operating expenses would have increased by only 3.8%.
4. Includes security costs, shuttle costs, and property-level general and administrative costs as well as an allocation of costs related to corporate management and oversight. Also includes acquisition integration costs, bad debt, food service, and other miscellaneous expenses.
5. Includes payroll and related expenses for on-site personnel including general managers, maintenance staff, and leasing staff.
6. Includes general maintenance costs such as interior painting, routine landscaping, pest control, fire protection, snow removal, elevator maintenance, roof and parking lot repairs, and other miscellaneous building repair costs.
7. Includes costs related to property marketing campaigns associated with our ongoing leasing efforts.

S-6

Seasonality of Operations

($ in thousands, except per bed amounts)

	Three Months Ended					
	March 31, 2017	June 30, 2017	September 30, 2017	December 31, 2017	March 31, 2018	Total/Weighted Average-Last 12 Months
2018 same store properties						
Revenue per occupied bed						
Rental revenue per occupied bed per month	$ 730	$ 713	$ 719	$ 750	$ 749	$ 734
Other income per occupied bed per month[1]	56	68	85	58	58	67
Total revenue per occupied bed	**$ 786**	**$ 781**	**$ 804**	**$ 808**	**$ 807**	**$ 801**
Average number of owned beds	77,757	77,673	77,653	77,741	77,771	77,710
Average physical occupancy for the quarter	*96.9%*	*91.7%*	*91.5%*	*96.8%*	*96.2%*	*94.0%*
Total revenue	$ 177,731	$ 166,887	$ 171,390	$ 182,466	$ 181,137	$ 701,880
Property operating expenses	73,401	73,284	91,847	72,823	76,689	314,643
Net operating income	$ 104,330	$ 93,603	$ 79,543	$ 109,643	$ 104,448	$ 387,237
Operating margin	*58.7%*	*56.1%*	*46.4%*	*60.1%*	*57.7%*	*55.2%*
2018 new properties						
Revenue per occupied bed						
Rental revenue per occupied bed per month	$ —	$ 858	$ 780	$ 813	$ 808	$ 806
Other income per occupied bed per month[1]	—	101	75	59	54	61
Total revenue per occupied bed	**$ —**	**$ 959**	**$ 855**	**$ 872**	**$ 862**	**$ 867**
Average number of owned beds	—	659	5,482	10,843	10,970	6,989
Average physical occupancy for the quarter	—	*96.7%*	*85.5%*	*87.2%*	*86.4%*	*86.8%*
Total revenue	$ 87 [2]	$ 1,833	$ 12,023	$ 24,729	$ 24,503	$ 63,088
Property operating expenses	250 [2]	1,076	7,287	9,663	10,804	28,830
Net operating income	$ (163) [2]	$ 757	$ 4,736	$ 15,066	$ 13,699	$ 34,258
Operating margin	*N/A*	*41.3%*	*39.4%*	*60.9%*	*55.9%*	*54.3%*
ALL PROPERTIES						
Revenue per occupied bed						
Rental revenue per occupied bed per month	$ 730	$ 714	$ 722	$ 758	$ 755	$ 739
Other income per occupied bed per month[1]	57	69	84	58	58	67
Total revenue per occupied bed	**$ 787**	**$ 783**	**$ 806**	**$ 816**	**$ 813**	**$ 806**
Average number of owned beds	77,757	78,332	83,135	88,584	88,741	84,699
Average physical occupancy for the quarter	*96.9%*	*91.7%*	*91.2%*	*95.6%*	*95.0%*	*93.4%*
Total revenue	$ 177,818	$ 168,720	$ 183,413	$ 207,195	$ 205,640	$ 764,968
Property operating expenses	73,651	74,360	99,134	82,486	87,493	343,473
Net operating income	$ 104,167	$ 94,360	$ 84,279	$ 124,709	$ 118,147	$ 421,495
Operating margin	*58.6%*	*55.9%*	*46.0%*	*60.2%*	*57.5%*	*55.1%*
Sold and held for sale properties[3]						
Total revenue	$ 1,892	$ 1,154	$ 869	$ 848	$ 749	$ 3,620
Property operating expenses[4]	1,306	812	289	391	567	2,059
Net operating income	$ 586	$ 342	$ 580	$ 457	$ 182	$ 1,561

Note: The same store grouping above represents properties owned and operating for both of the entire years ended December 31, 2018 and 2017, which are not conducting or planning to conduct substantial development, redevelopment, or repositioning activities, and are not classified as held for sale as of March 31, 2018. Refer to page S-18 for detail of our same store groupings.

1. Other income is all income other than Net Student Rent. This includes, but is not limited to, utility income, damages, parking income, summer conference rent, application and administration fees, income from retail tenants, etc.
2. Represents nonrefundable application fees and administrative expenses incurred in relation to properties under development.
3. Includes one property sold in 2017, and one property currently in receivership that is in the process of being transferred to the lender in settlement of the property's $27.4 million mortgage loan that matured in August 2017.
4. Does not include the allocation of payroll and other administrative costs related to corporate management and oversight.

S-7

Owned Development Update

($ in thousands)

OWNED DEVELOPMENT PROJECTS UNDER CONSTRUCTION

Project	Location	Primary University Served	Project Type	Beds	Estimated Project Cost[1]	As of March 31, 2018: CIP[2]	As of March 31, 2018: Land and Other[3]	As of March 31, 2018: Total Costs Incurred	Scheduled Occupancy
Gladding Residence Center	Richmond, VA	Virginia Commonwealth Univ.	ACE	1,524	$ 95,700	$ 85,279	$ 1,010	$ 86,289	August 2018
Irvington House	Indianapolis, IN	Butler University	ACE	648	38,900	28,169	3	28,172	August 2018
Greek Leadership Village	Tempe, AZ	Arizona State University	ACE	957	69,600	45,764	572	46,336	August 2018
David Blackwell Hall	Berkeley, CA	University of California, Berkeley	ACE	781	98,700	74,959	325	75,284	August 2018
NAU Honors College	Flagstaff, AZ	Northern Arizona University	ACE	636	43,400	33,829	579	34,408	August 2018
U Club Townhomes	Oxford, MS	University of Mississippi	Off-campus	528	44,300	29,142	5,712	34,854	August 2018
		SUBTOTAL - 2018 DELIVERIES		5,074	$ 390,600	$ 297,142	$ 8,201	$ 305,343	
191 College	Auburn, AL	Auburn University	Off-campus	495	$ 59,300	$ 12,893	$ 5,434	$ 18,327	July 2019
Columbus Avenue Student Apts.	Boston, MA	Northeastern University	ACE	825	153,400	61,713	—	61,713	August 2019
University of Arizona Honors College[4]	Tucson, AZ	University of Arizona	ACE	1,056	84,700	7,524	8,401	15,925	August 2019
		SUBTOTAL - 2019 DELIVERIES		2,376	$ 297,400	$ 82,130	$ 13,835	$ 95,965	

OWNED DEVELOPMENT PIPELINE[5]

Project	Location	Primary University Served	Project Type	Anticipated Commencement	Approx. Targeted Beds	Estimated Project Cost[1 6]	Targeted Occupancy
USC Health Sciences Phase II	Los Angeles, CA	University of Southern California	ACE	Q1/Q2 2019	297	$ 42,000	Fall 2020

1. In certain instances at ACE properties, the company agrees to construct spaces within the property that will ultimately be owned, managed, and funded by the universities. Such spaces include but are not limited to dining, childcare, retail, academic, and office facilities. Estimated Project Cost excludes the costs of the construction of such facilities, as they will be reimbursed by the universities.
2. The total construction in progress ("CIP") balances above exclude $8.1 million related to ongoing renovation projects at operating properties and $145.6 million related to presale development projects on page S-9.
3. Consists of amounts incurred to purchase the land for off-campus development projects, as well as other development-related expenditures not included in CIP such as deposits, furniture, etc.
4. Land and other includes the cost of the land on which the project will reside, which was originally purchased by the company and subsequently conveyed to the University. Concurrent with the land conveyance, the company as lessee entered into a ground lease agreement with the University.
5. Does not include land parcels in eight university markets totaling $41.6 million. Commencement of owned off-campus development projects is subject to final determination of feasibility, execution and closing on definitive agreements, municipal approval processes, fluctuations in the construction market, and current capital market conditions. ACE awards provide the company with the opportunity to exclusively negotiate with the subject universities. Commencement of ACE projects is subject to various levels of university board approval, final determination of feasibility, execution and closing on definitive agreements, municipal approval processes, fluctuations in the construction market, and current capital market conditions.
6. Estimated Project Cost includes land and other predevelopment costs of $0.3 million incurred as of March 31, 2018 for owned development pipeline projects.

S-8

Presale Development Update[1]

($ in thousands)

PRESALE DEVELOPMENT PROJECTS UNDER CONSTRUCTION

Project	Location	Primary University Served	Project Type	Beds	Purchase Price[2]	Amount Funded as of March 31, 2018[3]	Remaining Purchase Price to be Funded	Scheduled Occupancy
The Edge - Stadium Centre	Tallahassee, FL	Florida State University	Off-campus	412	$ 42,600	$ 400	$ 42,200	August 2018
Core Spaces / DRW Portfolio[4]								
Hub Ann Arbor	Ann Arbor, MI	University of Michigan	Off-campus	310				
Hub Flagstaff	Flagstaff, AZ	Northern Arizona University	Off-campus	591				
Hub West Lafayette	West Lafayette, IN	Purdue University	Off-campus	599				
				1,500	$ 240,000	$ 24,208	$ 215,792	September 2018
		SUBTOTAL - 2018 DELIVERIES		1,912	$ 282,600	$ 24,608	$ 257,992	
Stadium Centre Phase IV	Tallahassee, FL	Florida State University	Off-campus	340	$ 36,700	$ 353	$ 36,347	August 2019
959 Franklin[5]	Eugene, OR	University of Oregon	Off-campus	443	70,600	16,123	54,477	September 2019
		SUBTOTAL - 2019 DELIVERIES		783	$ 107,300	$ 16,476	$ 90,824	

1. Under the terms of a presale transaction, the company is obligated to purchase the property as long as certain construction completion deadlines and other closing conditions are met. The company is responsible for leasing, management, and initial operations of the project while the third-party developer retains development risk during the construction period. In accordance with accounting guidance, the company includes presale properties in its consolidated financial statements upon execution of the presale agreement with the developer.
2. Includes the contractual purchase price and ACC-elected upgrades.
3. Includes ACC's investment funded to date, earnest money and mezzanine financing if applicable.
4. The company funded an initial investment of $24.2 million through a joint venture with Core Spaces/DRW Real Estate Investments in August 2017. Including the initial investment, the company expects to invest a total of $240 million over a two year period. The company expects to increase its investment by $130.6 million in the third quarter of 2018 upon delivery of the assets, and to exercise an option to purchase the remaining ownership interests in the properties in the third quarter of 2019 for an amount to be determined by fair market value, expected to approximate $85.2 million.
5. The company executed the presale agreement with the developer in March 2018, at which time it provided $15.6 million of mezzanine financing to the project.

S-9

Third-Party Development Update
($ in thousands)

	Three Months Ended March 31,		
	2018	2017	$ Change
Development services revenue	$ 846	$ 456	$ 390
% of total revenue	0.4%	0.2%	

CONTRACTED PROJECTS IN PROGRESS

Project	Location	Primary University Served	Beds	Total Fees	Fees Earned as of March 31, 2018	Fees Earned in Current Year	Remaining Fees as of March 31, 2018	Scheduled Completion
University of California Irvine Phase IV	Irvine, CA	University of California, Irvine	1,441	$ 5,900	$ 3,221	$ 209	$ 2,679	August 2019
University of Arizona Honors College[1]	Tucson, AZ	University of Arizona	—[1]	2,400	1,434	241	966	July 2019
University of Illinois - Chicago	Chicago, IL	University of Illinois, Chicago	548	5,100	3,011	346	2,089	July 2019
			1,989	$ 13,400	$ 7,666	$ 796	$ 5,734	

ON-CAMPUS AWARD PIPELINE[2]

Project	Location	Anticipated Financing Structure	Anticipated Commencement	Targeted Completion	Estimated Fees
Delaware State University	Dover, DE	Third-party	Q2 2018	Fall 2019	$2,500
Dundee Residence Hall and Glasgow Dining Hall[3]	Riverside, CA	Third-party	Q4 2018	Fall 2020	$4,700
University of California - Riverside North District Phase I[3]	Riverside, CA	Third-party	Q1 2019	Fall 2021	$8,000
Goldman School of Public Policy	Berkeley, CA	Third-party	Q4 2018 / Q1 2019	Fall 2021	$2,900
Prairie View A&M University Phase IX	Prairie View, TX	Third-party	TBD	TBD	TBD

1. The University of Arizona Honors College project includes the construction of a parking garage, academic center and a student recreation and wellness center as part of the overall development project. These components will be owned, managed and funded by the University, and the company is earning third-party development fees for its role in providing development services for those components of the project.
2. These awards relate to speculative development projects that are subject to final determination of feasibility, negotiation, final award, procurement rules and other applicable law, execution and closing of definitive agreements on terms acceptable to the company, and fluctuations in the construction and financing markets. Anticipated commencement and fees are dependent upon the availability of project financing, which is affected by current capital market conditions.
3. The company was awarded a multi-phase development engagement with the University of California, Riverside that is anticipated to include approximately 6,000 beds that will be delivered in multiple phases over several years. The first-phase development, Dundee Residence Hall and Glasgow Dining Hall, includes a 760-bed student residence hall and 830-seat dining facility. The next phase, University of California - Riverside North District Phase I, is expected to include approximately 1,500 beds. All components will be owned and funded by the University, and the company anticipates earning third-party development fees for its role in providing development services. Subsequent to completion of the development, the company will provide joint management services with the University.

S-10

Management Services Update ($ in thousands) S-11 Three Months Ended March 31, 2018 2017 $ Change Management services revenue $ 2,731 $ 2,614 $ 117 % of total revenue 1.2% 1.4% NEW / PENDING MANAGEMENT CONTRACTS Actual or Approximate Stabilized Anticipated Project Location Primary University Served Beds Annual Fees1 Commencement University of Illinois - Chicago Chicago, IL University of Illinois, Chicago 548 $ 240 August 2019 University of California Irvine Phase IV Irvine, CA University of California, Irvine 1,441 630 September 2019 1,989 $ 870 DISCONTINUED MANAGEMENT CONTRACTS 2018 Fee Contribution Prior to Project Location Primary University Served Beds Termination Discontinued As Of SAIT Residence Alberta, Canada Southern Alberta Institute of Technology 1,171 $ 111 May 2018 University Village Dallas, TX University of Texas - Dallas 2,551 422 October 2018 University Commons Dallas, TX University of Texas - Dallas 2,222 354 October 2018 5,944 $ 887 1. Stabilized annual fees are dependent upon the achievement of anticipated occupancy levels.

Capital Structure as of March 31, 2018

($ in millions, except per share data)

Market Capitalization & Unsecured Notes Covenants

Total Debt[1]	$	3,137
Total Equity Market Value[2]		5,350
Total Market Capitalization	$	**8,487**
Debt to Total Market Capitalization		37.0%
Net Debt to EBITDA[3]		7.0x
Total Asset Value[4]	$	8,131
Unencumbered Asset Value		6,792
Unencumbered Asset Value to Total Asset Value		83.5%

	Requirement	Current Ratio
Total Debt to Total Asset Value	≤ 60%	38.6%
Secured Debt to Total Asset Value	≤ 40%	8.2%
Unencumbered Asset Value to Unsecured Debt	> 150%	275.2%
Interest Coverage[3]	> 1.5x	4.4x

		Principal Outstanding[1]	Weighted Average Interest Rate	Average Term To Maturity
Fixed Rate Mortgage Loans	$	484	4.7%[5]	3.4 Yrs
Construction Loans[6]		85	4.6%	0.5 Yrs
Unsecured Revolving Credit Facility		218	3.0%	4.0 Yrs
Unsecured Term Loans		650	2.8%	2.2 Yrs
Unsecured Notes		1,600	3.7%	5.9 Yrs
On-Campus Participating Properties		100	5.0%	14.3 Yrs
Total/Weighted Average	$	**3,137**	**3.7%**	**4.7 Yrs**

Variable Rate Debt as % of Total Debt[7] **30.4%**

Debt Maturity Schedule



$900
$800
$700
$600
$500
$400
$300
$200
$100
$0
Unsecured Notes
Unsecured Term Loans
Construction Loans
On-Campus Participating Properties
Unsecured Revolving Credit Facility
Fixed Rate Mortgage Loans
$300
$80
$123
$5
$400
$44
$27
$150
$213
$200
$218
$27
$400
$17
$400
$65
$11
$400
$45
$12
2018
2019
2020
2021
2022
2023
2024
2025
2026
2027+

Weighted Average Interest Rate Of Debt Maturing Each Year

	2018	2019	2020	2021	2022	2023	2024	2025	2026	2027+
Fixed Rate Mortgage Loans	3.9%	0.0%	5.6%	5.2%	4.0%	0.0%	4.5%	0.0%	0.0%	3.7%
Total Debt	3.3%	4.5%	3.6%	4.2%	3.0%	3.9%	4.3%	7.6%	0.0%	3.7%

Note – refer to the definitions outlined on pages S-19 and S-20 for detailed definitions of terms appearing on this page.

1. Excludes net unamortized debt premiums related to mortgage loans assumed in connection with acquisitions of $17.5 million, unamortized original issue discount on unsecured notes of $1.9 million, and unamortized deferred financing costs of $18.5 million.
2. Based on share price of $38.62 and fully diluted share count of 138,525,147 as of March 31, 2018. Assumes conversion of 1,016,196 common and preferred Operating Partnership units and 908,312 unvested restricted stock awards.
3. Refer to calculations on page S-13, including a reconciliation to net income and interest expense, the most directly comparable GAAP measures.
4. Excludes accumulated depreciation of $1.2 billion and receivables and intangible assets, net of accumulated amortization, of $50.4 million.
5. Including the amortization of net debt premiums related to mortgage loans assumed in connection with property acquisitions, the effective interest rate for fixed rate mortgage loans is 3.9%.
6. Construction loans are associated with presale developments and are an obligation of the third-party developer. In accordance with accounting guidance, the company is including the presale development properties and any associated debt in its consolidated financial statements. The debt will be paid off by the developer using proceeds from the company's purchase of the properties.
7. The company's variable rate debt consists of the unsecured revolving credit facility, unsecured term loans and construction loans for presale developments.

S-12

Interest Coverage

($ in thousands)

	Three Months Ended				
	June 30, 2017	September 30, 2017	December 31, 2017	March 31, 2018	Last Twelve Months
Net (loss) income attributable to ACC, Inc. and Subsidiaries common stockholders	$ (2,762)	$ (1,312)	$ 39,062	$ 25,927	$ 60,915
Net income attributable to noncontrolling interests	109	79	496	323	1,007
Interest expense	14,573	18,654	23,178	23,684	80,089
Income tax provision	267	267	198	281	1,013
Depreciation and amortization	55,943	61,125	65,564	64,779	247,411
Amortization of deferred financing costs	1,023	1,146	1,422	1,414	5,005
Share-based compensation	4,646	2,499	2,453	3,443	13,041
Provision for real estate impairment	15,317	—	—	—	15,317
Loss from disposition of real estate	632	—	—	—	632
Earnings Before Interest, Taxes, Depreciation, and Amortization ("EBITDA")	**$ 89,748**	**$ 82,458**	**$ 132,373**	**$ 119,851**	**$ 424,430**
Pro-forma adjustments to EBITDA[1]					14,577
Adjusted EBITDA					**$ 439,007**
Interest Expense from consolidated statement of comprehensive income	$ 14,573	$ 18,654	$ 23,178	$ 23,684	$ 80,089
Amortization of mortgage debt premiums/discounts	2,010	2,113	1,692	1,522	7,337
Capitalized interest	5,677	3,455	2,313	3,020	14,465
Change in accrued interest payable	1,981	(4,048)	(1,935)	(7,204)	(11,206)
Cash Interest Expense	**$ 24,241**	**$ 20,174**	**$ 25,248**	**$ 21,022**	**$ 90,685**
Pro-forma adjustments to Cash Interest Expense[1]					9,355
Adjusted Interest Expense					**$ 100,040**
Interest Coverage					**4.4x**

Note: refer to the definitions outlined on pages S-19 and S-20 for detailed definitions of terms appearing on this page.

1. Adjustment to reflect all acquisitions, development deliveries, dispositions, debt repayments and debt refinancings as if such transactions had occurred on the first day of the 12 month period presented.

S-13

Capital Allocation – Long Term Funding Plan

($ in millions)

Sources and Uses for Development - As of March 31, 2018

Estimated Capital Uses:	Estimated Project Cost	Total Costs Incurred	Remaining Capital Needs
Development and Presale Development Pipeline[1]:			
2018 Developments Underway	$ 433	$ 306	$ 127
2019 Developments Underway or Expected to Start in Current Year	405	112	293
Core Spaces / DRW Portfolio Transaction:			
Presale Developments - 2018 Funding[2]	131	—	131
Presale Developments - 2019 Funding[3]	154	—	154
Total	$ 1,123	$ 418	$ **705**

Estimated Sources:	Capital Sources
Cash and Cash Equivalents as of March 31, 2018	$ 56
Estimated Cash Flow Available for Investment - through 2019[4]	91
Targeted Asset Dispositions or Joint Ventures in Guidance[5]	400
Remaining Capital Needs[6]	158
Total	$ **705**

Selected Credit Metrics[7]

Credit Metric:	**March 31, 2018**	**Pro Forma[8]**
Total Debt to Total Asset Value	38.6%	36.5% - 38.3%
Net Debt to EBITDA[9]	7.0x	6.2x - 6.5x

Note: This analysis demonstrates anticipated funding for the developments currently underway or with expected starts in the current year. As future developments commence, they are expected to be funded via additional dispositions, joint ventures, free cash available for investment, and capital market transactions.

1. Includes owned development and presale projects under construction, and management's Estimated Project Cost for future development deliveries that are expected to commence construction during the current year, as disclosed on pages S-8 and S-9.
2. Includes the additional investment in the joint venture with Core Spaces/DRW Real Estate Investments to be made in the third quarter of 2018 upon delivery of the assets, as disclosed on page S-9.
3. Includes the exercise of the option to purchase the remaining interest in the joint ventures with Core Spaces/DRW Real Estate Investments.
4. Available cash flow is derived from disclosures in our 2017 Form 10-K and is calculated as net cash provided by operating activities of $319.9 million less dividend payments of $236.5 million, less principal payments on debt of $12.8 million, less recurring capital expenditures of $18.5 million. Calculation results in available cash flow for investment in 2017 of $52.1 million, which is then annualized over the remaining 7 quarters through the end of 2019.
5. Estimated proceeds from dispositions or the sale of joint venture interests in core assets.
6. Remaining capital needs are expected to come from a mix of debt, equity, dispositions and joint ventures.
7. Refer to definitions outlined on pages S-19 and S-20 for detailed definitions of terms appearing on this page.
8. Ratios represent the pro forma impact of development deliveries and funding alternatives assumed in the Sources and Uses table. The lower end of the pro forma leverage ranges assumes remaining capital needs are funded with equity, while the higher end assumes funding with debt. Actual ratios will vary based on the timing of construction funding, future cash flow available for investment, and the ultimate mix of sources from debt, equity, joint ventures, or dispositions.
9. Refer to page S-13 for a reconciliation of EBITDA to net income, the most directly comparable GAAP measure.

S-14

2018 Outlook - Summary1 ($ in thousands, except share and per share data) S-15 Low High Net income $ 93,200 $ 104,200 Noncontrolling interests 1,300 1,350 Depreciation and amortization 253,400 255,200 Funds from operations ("FFO") $ 347,900 $ 360,750 Elimination of operations from on-campus participating properties (12,700) (12,300) Contribution from on-campus participating properties 4,150 4,750 Elimination of effect of transfer of asset to lender2 (17,000) (17,000) Funds from operations - modified ("FFOM") $ 322,350 $ 336,200 Net income per share - diluted $ 0.67 $ 0.75 FFO per share - diluted $ 2.51 $ 2.60 FFOM per share - diluted $ 2.33 $ 2.43 Weighted-average common shares outstanding - diluted 138,565,000 138,565,000 1. The company believes that the financial results for the fiscal year ending December 31, 2018 may be affected by, among other factors: • national and regional economic trends and events; • the success of leasing the company's owned properties for the 2018-2019 academic year; • the timing of acquisitions, dispositions or joint venture activity; • interest rate risk; • the timing of commencement and completion of construction on owned development projects; • the ability of the company to be awarded and the timing of the commencement of construction on third-party development projects; • university enrollment, funding and policy trends; • the ability of the company to earn third-party management revenues; • the amount of income recognized by the taxable REIT subsidiaries and any corresponding income tax expense; • the ability of the company to integrate acquired properties; • the outcome of legal proceedings arising in the normal course of business; and • the finalization of property tax rates and assessed values in certain jurisdictions. 2. Represents the net effect of a gain on the extinguishment of debt for one property being transferred to the lender in settlement of the property's $27.4 million mortgage loan, offset by a loss expected to be incurred as a result of the transfer to the lender.

2018 Outlook - Detail

($ in thousands, except share and per share data)

Components of 2018 Property Net Operating Income	As Reported Three Months Ended March 31, 2018	2018 Guidance Low	2018 Guidance High	% Change From 2017
Owned properties:				
2018 same store properties[1]				
Revenue	$ 181,137	$ 713,100	$ 717,600	2.1% - 2.7%
Operating expenses	(76,689)	(321,500)	(319,300)	3.3% - 2.5%
Net operating income	104,448	391,600	398,300	1.1% - 2.9%
2018 new properties net operating income	13,699	70,000	71,500	
2018 dispositions net operating income[2]	182	400	400	
Total owned properties net operating income	**$ 118,329**	**$ 462,000**	**$ 470,200**	

Same Store Properties Lease-up Assumptions	2018 Guidance Low	2018 Guidance High
AY 2018/2019 final leasing results - rental revenue growth[3]	2.9%	4.4%

2018 Property Transaction Assumptions	As Reported March 31, 2018	2018 Guidance Low	2018 Guidance High
Development deliveries	N/A	$ 390,600	$ 390,600
Presale developments - funding[4]	$ —	$ 173,200	$ 173,200
Joint venture or dispositions	$ —	$ 400,000	$ 400,000

1. Refer to page S-18 for detail of the 2018 same store and new property groupings.
2. Includes net operating income expected to be contributed by Blanton Common through April 2018 when the property is expected to be transferred to the lender in settlement of the property's mortgage loan.
3. Rental revenue growth includes the combination of projected rental rate growth and change in occupancy.
4. Represents funding of $42.6 million for The Edge - Stadium Centre, and an additional investment of $130.6 million in the joint venture with Core Spaces/DRW Real Estate to be made in the third quarter of 2018 upon delivery of the assets.

S-16

2018 Outlook - Detail

($ in thousands, except share and per share data)

Third-party Services	As Reported Three Months Ended March 31, 2018	2018 Guidance Low	2018 Guidance High
Third-party development services revenue	$ 846	$ 7,000	$ 10,200
Third-party management services revenue	$ 2,731	$ 9,500	$ 10,300
Third-party development and mgmt. services expenses	$ 4,198	$ 15,700	$ 16,100

Corporate Expenses and Other	As Reported Three Months Ended March 31, 2018	2018 Guidance Low	2018 Guidance High
Net income:			
General and administrative expenses	$ 6,699	$ 26,500	$ 27,200
Ground/facility leases expense:			
ACE properties	$ 2,047	$ 8,900	$ 8,900
On-campus participating properties	795	2,700	3,100
Total ground/facility leases expense	$ 2,842	$ 11,600	$ 12,000
Interest income	$ 1,223	$ 4,900	$ 4,900
Interest expense[1 2]	$ 23,684	$ 94,100	$ 95,600
Capitalized interest	$ 3,020	$ 11,900	$ 11,700
Amortization of deferred financing costs[1]	$ 1,414	$ 5,400	$ 5,400
Income tax provision	$ 281	$ 1,000	$ 1,000
FFO / FFOM:			
Corporate depreciation[3]	$ 1,029	$ 4,400	$ 4,400
Contribution from on-campus participating properties	$ 1,272	$ 4,150	$ 4,750
Overhead related to on-campus participating properties[3]	$ 347	$ 1,400	$ 1,400
Joint venture partners' share of FFO[4]	$ 173	$ 12,800	$ 9,500

1. Amounts have been updated from original guidance to include on-campus participating properties. There is no impact on the previously reported guidance range. On-campus participating properties' amounts included in the 2018 guidance range for interest expense and amortization of deferred financing costs are $5.0 million and $0.1 million, respectively.
2. Net of capitalized interest.
3. Represents expenses not added back in the calculation of FFOM.
4. Represents the joint venture partners' share of FFO, including the anticipated 2018 joint venture transaction.

S-17

Detail of Property Groupings

As of March 31, 2018

	2018 Grouping				2019 Grouping			
	Same Store Properties		New Properties		Same Store Properties		New Properties	
	# of Properties	Design Beds	# of Properties	Design Beds	# of Properties	Design Beds	# of Properties	Design Beds
Properties Purchased or Developed Prior to January 1, 2017	133	77,771			133	77,771		
2017 Acquisition Properties			7	3,516	7	3,516		
2017 Development Deliveries			10	7,454	10	7,454		
2018 Development Deliveries			10	6,986			10	6,986
2019 Development Deliveries			5	3,159			5	3,159
Total Owned Properties	**133**	**77,771**	**32**	**21,115**	**150**	**88,741**	**15**	**10,145**

Total # of Owned Properties Excluded[1]	**1**
Total Owned Design Beds Excluded[1]	**860**

Grand Total # of Owned Properties (All Groupings)	**166**
Grand Total Owned Design Beds (All Groupings)	**99,746**

Note on Property Portfolio: When disclosing our number of properties and design beds as of a certain date, we include all properties that are owned and operating as of that date, as well as properties that are under construction and anticipated to open for operations in future years. Properties that are in our development pipeline but have not yet commenced construction are not included.

2018: The 2018 same store grouping represents properties owned and operating for both of the entire calendar years ended December 31, 2018 and 2017. This same store grouping will be used for purposes of presenting our 2018 same store operating results.

2019: The 2019 same store grouping represents properties owned and operating for both of the entire calendar years ended December 31, 2019 and 2018. This same store grouping will be used for purposes of presenting our 2019 same store operating results.

1. Represents a property currently in receivership that is in the process of being transferred to the lender in settlement of the property's $27.4 million mortgage loan that matured in August 2017.

S-18

Definitions ACE The company’s American Campus Equity program, whereby the company enters into long-term ground/facility lease agreements with Universities to invest our capital and to develop, own, and operate on-campus student housing communities. Properties under this structure are considered to be owned and are included in the company's consolidated financial statements. Adjusted EBITDA* EBITDA, including pro forma adjustments to reflect acquisitions, development deliveries, and dispositions as if such transactions had occurred on the first day of the 12-month period presented. Adjusted Interest Expense* Interest Expense, including pro forma adjustments to reflect acquisitions, development deliveries, dispositions, debt repayments, and debt refinancings as if such transactions had occurred on the first day of the 12-month period presented. Cash Cash and cash equivalents, determined on a consolidated basis in accordance with GAAP. Cash Interest Expense* Consolidated interest expense calculated in accordance with GAAP, plus amounts which have been deducted and minus amounts which have been added for, without duplication: (i) the amortization of mark-to-market premiums/discounts on mortgage loans assumed in connection with acquisitions; (ii) capitalized interest; and (iii) the change in accrued interest during the period presented. Design Beds Total beds based on the original property design, generally as specified in the construction documents. EBITDA* Consolidated net income calculated in accordance with GAAP, plus amounts which have been deducted and minus amounts which have been added for, without duplication: (i) interest expense; (ii) provision for income taxes; (iii) depreciation, amortization and all other non- cash items; (iv) provision for gains and losses; (v) noncontrolling interests; and (vi) extraordinary and other non-recurring items, as we determine in good faith. Funds from Operations (”FFO”) Determined based on the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“NAREIT”). Calculated as consolidated net income or loss attributable to common shares computed in accordance with GAAP, excluding gains or losses from depreciable operating property sales, plus real estate depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Also excludes non-cash impairment charges. FFO Modified (”FFOM”) FFO modified to reflect certain adjustments related to the economic performance of our on-campus participating properties, and the elimination of property acquisition costs, contractual executive separation and retirement charges and other non-cash items, as we determine in good faith. The company believes it is meaningful to eliminate the FFO generated from the on-campus participating properties and instead to reflect the company's 50% share of the properties' net cash flow and management and development fees received, as this measure better reflects the economic benefit derived from the company's involvement in the operation of these properties. * These definitions are provided for purposes of calculating the company’s unsecured notes covenants and other key ratios. S-19

Definitions GAAP Accounting principles generally accepted in the United States of America. Interest Coverage* Adjusted EBITDA / Adjusted Interest Expense. Net Debt* Total Debt less Cash. Net Debt to EBITDA* Net Debt divided by Adjusted EBITDA. Net Operating Income “NOI” Property revenues less direct property operating expenses, excluding depreciation, but including allocated corporate general and administrative expenses. On-campus Participating Properties A transaction structure whereby the company enters into long-term ground/facility lease agreements with Universities to develop, construct, and operate student housing communities. Under the terms of the leases, title to the constructed facilities is held by the University/lessor and such lessor receives 50% of net cash flows, as defined, on an annual basis through the term of the lease. Physical Occupancy Occupied beds, including staff accommodations, divided by Design Beds. Rentable Beds Design beds less beds used by on-site staff. Same Store Grouping Owned properties owned and operating for both of the entire annual periods presented, which are not conducting or planning to conduct substantial development or redevelopment, or repositioning activities, and are not classified as held for sale as of the current period-end. Secured Debt* The portion of Total Debt that is secured by a mortgage, trust, deed of trust, deed to secure indebtedness, pledge, security interest, assignment of collateral, or any other security agreement. Total Asset Value* Undepreciated book value of real estate assets and all other assets, excluding receivables and intangibles, of our consolidated subsidiaries, all determined in accordance with GAAP. Total Debt* Total consolidated debt calculated in accordance with GAAP, including capital leases and excluding mark-to-market premiums/discounts on mortgage loans assumed in connection with acquisitions, the original issued discount on unsecured notes, and deferred financing costs. Total Equity Market Value Fully diluted common shares times the company’s stock price at period-end. Unencumbered Asset Value* The sum of (i) the undepreciated book value of real estate assets which are not subject to secured debt; and (ii) all other assets, excluding accounts receivable and intangibles, for such properties. Does not include assets of unconsolidated joint ventures. Unsecured Debt* The portion of Total Debt that is not Secured Debt. * These definitions are provided for purposes of calculating the company’s unsecured notes covenants and other key ratios. S-20

Investor Information

Executive Management

Bill Bayless	Chief Executive Officer
Jim Hopke	President
Jennifer Beese	Chief Operating Officer
Daniel Perry	Chief Financial Officer
William Talbot	Chief Investment Officer
Kim Voss	Chief Accounting Officer

Research Coverage

Jeffery Spector / Juan Sanabria	Bank of America / Merrill Lynch	(646) 855-1363 / (646) 855-1589	jeff.spector@baml.com / juan.sanabria@baml.com
Michael Bilerman / Nick Joseph	Citigroup Equity Research	(212) 816-1383 / (212) 816-1909	michael.bilerman@citi.com / nicholas.joseph@citi.com
Vincent Chao / Vlad Rudnytsky	Deutsche Bank Securities, Inc.	(212) 250-6799 / (212) 250-6090	vincent.chao@db.com / vlad.rudnytsky@db.com
Steve Sakwa / Samir Khanal	Evercore ISI	(212) 446-9462 / (212) 888-3796	steve.sakwa@evercoreisi.com / samir.khanal@evercoreisi.com
Andrew Rosivach / Jeff Pehl	Goldman Sachs	(212) 902-2796 / (212) 357-4474	andrew.rosivach@gs.com / jeffrey.pehl@gs.com
John Pawlowski / Ryan Lumb	Green Street Advisors	(949) 640-8780 / (949) 640-8780	jpawlowski@greenst.com / rlumb@greenst.com
Carol Kemple	Hilliard Lyons	(502) 588-1839	ckemple@hilliard.com
Aaron Hecht	JMP Securities	(415) 835-3963	ahecht@jmpsecurities.com
Anthony Paolone / Nikita Bely	J.P. Morgan Securities	(212) 622-6682 / (212) 622-0695	anthony.paolone@jpmorgan.com / nikita.bely@jpmorgan.com
Jordan Sadler / Austin Wurschmidt	KeyBanc Capital Markets	(917) 368-2280 / (917) 368-2311	jsadler@keybanccm.com / awurschmidt@key.com
Drew Babin / Alex Kubicek	Robert W. Baird & Co.	(610) 238-6634 / (414) 765-7311	dbabin@rwbaird.com / akubicek@rwbaird.com
Alexander Goldfarb / Daniel Santos	Sandler O'Neill + Partners, L.P.	(212) 466-7937 / (212) 466-7927	agoldfarb@sandleroneill.com / dsantos@sandleroneill.com

American Campus Communities, Inc. is followed by the analysts listed above. Please note that any opinions, estimates or forecasts regarding American Campus Communities, Inc.'s performance made by such analysts are theirs alone and do not represent the opinions, forecasts or predictions of the company or its management. American Campus Communities, Inc. does not by its reference above or distribution imply its endorsement of or concurrence with such information, conclusions or recommendations.

Corporate Headquarters

American Campus Communities, Inc. Tel: (512) 732-1000
12700 Hill Country Blvd., Suite T-200 Fax: (512) 732-2450
Austin, Texas 78738 www.americancampus.com

Investor Relations

Ryan Dennison (512) 732-1000
SVP, Capital Markets and Investor Relations rdennison@americancampus.com

S-21

Forward-looking Statements and Non-GAAP Financial Measures In addition to historical information, this supplemental package contains forward-looking statements under the applicable federal securities law. These statements are based on management’s current expectations and assumptions regarding markets in which American Campus Communities operates, operational strategies, anticipated events and trends, the economy, and other future conditions. Forward-looking statements are not guarantees of future performance and involve certain risks and uncertainties, which are difficult to predict. For discussions of some risks and uncertainties that could cause actual results to differ materially from those expressed or implied by the forward-looking statements, please refer to our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2017 under the heading “Risk Factors” and under the heading “Business - Forward-looking Statements” and subsequent quarterly reports on Form 10-Q. We undertake no obligation to publicly update any forward-looking statements, including our expected 2018 operating results, whether as a result of new information, future events, or otherwise. This presentation contains certain financial information not derived in accordance with United States generally accepted accounting principles (“GAAP”). These items include earnings before interest, tax, depreciation and amortization (“EBITDA”), net operating income (“NOI”), funds from operations (“FFO”) and FFO-Modified (“FFOM”). Refer to Definitions for a detailed explanation of terms appearing in the supplement. The Company presents this financial information because it considers each item an important supplemental measure of its operating performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. These measures should not be considered as alternatives to net income or loss computed in accordance with GAAP as an indicator of the Company's financial performance or to cash flow from operating activities computed in accordance with GAAP as an indicator of its liquidity, nor are these measures indicative of funds available to fund its cash needs, including its ability to pay dividends or make distributions.